UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, par value $0.001 per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 7, 2026, Bone Biologics Corporation (the “Company”) priced a private offering with an investor pursuant to which the Company agreed to sell to the investor pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,112,677 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with Series F warrants (the “Series F Warrants”) to purchase 2,112,677 shares of Common Stock and Series G warrants (the “Series G Warrants,” together with the Series F Warrants, the “Warrants”) to purchase 2,112,677 shares of Common Stock at a combined purchase price of $1.419 per Pre-Funded Warrant and accompanying Warrants (the “Offering”).

Subject to certain ownership limitations described in the Warrants, (i) the Series F Warrants have an exercise price of $1.42 per share of Common Stock, are exercisable beginning on the effective date of stockholder approval of the issuance of the Warrants and shares of Common Stock issuable upon exercise of the Warrants (the “Stockholder Approval Date”) and will expire five years from the later of (A) the Stockholder Approval Date and (B) the date the registration statement covering the resale of the shares issuable upon exercise of the Warrants is declared effective by the Securities and Exchange Commission (the “Effective Date”), and (ii) the Series G Warrants have an exercise price of $1.42 per share of Common Stock, are exercisable beginning on the Stockholder Approval Date and will expire eighteen months from the later of (A) the Stockholder Approval Date and (B) the Effective Date. The exercise price of the Warrants will be subject to adjustment for stock dividends, stock splits, reverse splits, and similar capital transactions as described in the Warrants.

Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.001 per share. Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. In the event of a fundamental transaction, as described in the Warrants and Pre-Funded Warrants, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Series F Warrant, Series G Warrant or Pre-Funded Warrant is exercisable immediately prior to such event. A holder will not have the right to exercise any portion of the Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants.

In connection with the Offering, the Company entered into a securities purchase agreement with the investor on July 7, 2026 (the “Purchase Agreement”). The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock by the Company for a period of 60 days after the Effective Date and a prohibition on the Company entering into variable rate transactions for a period of one year after the Effective Date, subject to certain exceptions. Pursuant to the Purchase Agreement, the Company agreed to seek shareholder approval with respect to the issuance of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants at its next annual meeting or a special meeting to be held within 90 days of the closing date of the Offering.

The Company also entered into a registration rights agreement on July 7, 2026 with the investor (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if it is not eligible to utilize Form S-3) providing for the resale of the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and Warrants (the “Resale Registration Statement”) within 15 calendar days following the date of the Registration Rights Agreement, and to use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 45 calendar days from the date of the Registration Rights Agreement (or within 75 calendar days in case of “full review” of the Resale Registration Statement by the Securities and Exchange Commission).

The net proceeds to the Company from the Offering were approximately $2.7 million, after deducting Placement Agent’s (as defined below) fees and other estimated offering expenses payable by the Company. The potential additional gross proceeds to the Company from the Warrants, if fully-exercised on a cash basis, will be approximately $6 million. The Company intends to use the net proceeds from the Offering to fund clinical trials, maintain and extend its patent portfolio, and for working capital and other general corporate purposes. The closing of the Offering took place on July 9, 2026.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as the exclusive placement agent for the Offering. The Placement Agent did not purchase or sell any securities, nor was it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities in the Offering. The Company paid the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering and a management fee equal to 1.0% of the aggregate gross proceeds from the Offering. The Company also reimbursed the Placement Agent for non-accountable expenses in an amount up to $35,000, and its legal fees and expenses and other out-of-pocket expenses in the amount of up to $50,000. The Company also issued the Placement Agent or its designees warrants to purchase up to 126,761 shares of Common Stock (or 6.0% of the aggregate number of Pre-Funded Warrants sold in the Offering) (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series F Warrants, except that the Placement Agent Warrants have an exercise price equal to $1.775.

The Pre-Funded Warrants, Warrants, Placement Agent Warrants and the shares of Common Stock issuable thereunder will be sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing is only a summary of the Series F Warrants, the Series G Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, the Purchase Agreement and the Registration Rights Agreement and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the Form of Series F Warrant, the Form of Series G Warrant, the Form of Pre-Funded Warrant, the Form of Placement Agent Warrant, the Form of Purchase Agreement, and the Form of Registration Rights Agreement, copies of which are incorporated by reference as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements include all statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, including statements with respect to its plans, assumptions, expectations, beliefs and objectives with respect to the completion of the Offering, the satisfaction of customary closing conditions related to the Offering, the intended use of proceeds from the Offering, the future exercise of the Pre-Funded Warrants or Warrants, the receipt of stockholder approval, the effectiveness of the Resale Registration Statement, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities, market and other conditions and other statements that are predictive in nature.

These statements are generally identified by the use of such words as “intend,” “potential”, “will,” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by the Company or on its behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2026. All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On July 7, 2026, the Company issued a press release announcing that the Company had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series F Warrant dated July 9, 2026
4.2	Form of Series G Warrant dated July 9, 2026
4.3	Form of Pre-Funded Warrant dated July 9, 2026
4.4	Form of Placement Agent Warrant dated July 9, 2026
10.1*	Form of Securities Purchase Agreement dated July 7, 2026
10.2	Form of Registration Rights Agreement dated July 7, 2026
99.1	Press release dated July 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION

Date: July 9, 2026
	By:	/s/ Jeffrey Frelick
Jeffrey Frelick
Chief Executive Officer